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                                                                   Exhibit 10(m)





                      Mitchell Energy & Development Corp.
          CONTRIBUTION TO LIFE INSURANCE PROGRAM OF GEORGE P. MITCHELL


On February 21, 1996, the Company's Board of Directors agreed to make contributions of $210,000 per year in calendar 1996, 1997 and 1998 toward the life insurance program on the life of George P. Mitchell. The carrier(s) and beneficiaries of such program will be determined solely by George P. Mitchell.